UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2013

KID BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, 8th Floor, East Rutherford, New Jersey		07073
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2013, Raphael Benaroya, 65, assumed the position of President and Chief Executive Officer of Kid Brands, Inc. (the “Company”) pursuant to the terms of an employment agreement with the Company described below.

Since September 12, 2011, Mr. Benaroya has served as interim Executive Chairman and acting Chief Executive Officer of the Company pursuant to an agreement between the Company and RB, Inc., a Delaware corporation wholly-owned by Mr. Benaroya (the “Interim Agreement”), which provided for the full-time services of Mr. Benaroya for a fee of $100,000 per calendar month during the term of the agreement. Notwithstanding the stated contractual amount, commencing as of September 2012, RB, Inc. advised the Company to reduce the fee to $75,000 per calendar month. Mr. Benaroya was not paid directors’ fees during the term of his engagement as interim Executive Chairman, nor did he participate in any bonus program, employee benefit plan or other compensation arrangement with the Company.

The Interim Agreement was terminated on March 13, 2013, and in connection therewith, the fee payable to RB, Inc. for the month of termination was prorated to reflect the actual number of days in such month during which such agreement was in effect.

Mr. Benaroya will continue to serve on the Company’s Executive Committee. The Company intends to appoint a non-executive Chairman of the Board, although Mr. Benaroya will continue to serve as Chairman until his successor is appointed, and is expected to continue as a Board member thereafter. Mr. Benaroya has been a member of the Board since 1993. Since 2008, Mr. Benaroya has been Managing Director of Biltmore Capital, a privately-held financial company which invests in secured debt. Prior thereto, Mr. Benaroya was Chairman of the Board, President and Chief Executive Officer of United Retail Group, Inc., a Nasdaq-listed company, which operated a chain of retail specialty stores, from 1989 until its sale in October 2007 to Redcats USA, a division of PPR, a French public company, and continued as President and Chief Executive Officer thereafter until March 2008. Mr. Benaroya also serves on the board of directors of Aveta Health Care, a privately-held healthcare management company. From April through October 2009, Mr. Benaroya had been retained to perform an expanded role as Chairman of the Board of the Company. From April 2008 until March 2010, Mr. Benaroya had been a consultant for D. E. Shaw & Co., L.P., an affiliate and investment advisor of D. E. Shaw Laminar Portfolios, L.L.C. (“Laminar”), a private investment fund and former 20% stockholder of the Company, relating to certain of Laminar’s portfolio companies.

On March 14, 2013, the Company and Mr. Benaroya entered into an employment agreement (the “Agreement”) with respect to his employment as President and Chief Executive Officer of the Company, for a term of four years, subject to annual extensions unless the Company or Mr. Benaroya provides written notice of termination to the other party at least four months prior to the end of the then-current term (and subject to earlier termination as provided in the Agreement). Pursuant to the Agreement, Mr. Benaroya is entitled to an annual base salary of $650,000 (prorated for the period of his service in 2013). The Compensation Committee of the Board will consider annual increases in such base salary, which may only be decreased under specified limited circumstances (a “Sanctioned Decrease”).

Pursuant to the Agreement, Mr. Benaroya will be eligible for an annual performance-based cash incentive compensation opportunity under the Company’s Incentive Compensation Bonus Program (the “ICBP”), including for the 2013 calendar year, in an amount ranging from 0% to a maximum of 100% of his base salary (with a payment of 50% of his base salary in the event that the “Target” thereunder is attained). The performance goals applicable to Mr. Benaroya will be established by the Compensation Committee of the Board annually in consultation with Mr. Benaroya.

At the close of the first full trading day after the announcement of the Agreement, the following equity grants will be made to Mr. Benaroya: (i) 200,000 Incentive Stock Options (“ISOs”) under the Company’s Equity Incentive Plan (“EIP”); (ii) 200,000 inducement nonqualified stock options outside of the EIP (“NQSOs”); and (iii) 600,000 stock appreciation rights under the EIP (“Cash SARs”). In connection with the issuance of the Cash SARs, the EIP was amended to expand the definition of “Immediate Family Member” to include grandchildren and trusts for their benefit such that Mr. Benaroya would be permitted to gift such Cash SARs to such persons. Vested Cash SARs shall be exercisable solely for cash, provided that, upon the approval of the Company’s shareholders (which approval will be requested at the Company’s next Annual Meeting of Shareholders), any unexercised Cash SARs will be converted into Nonqualified Stock Options (on a one-for-one basis) under the EIP (with no change to the exercise price, deemed date of grant, vesting schedule, or other terms thereof, and referred to herein as “Replacement Options”). To the extent shareholder approval for the Replacement Options is not obtained, the Cash SARs will continue in full force and effect.

The exercise price per share of each of the ISOs, NQSOs, and Cash SARs shall be the closing price per share of the Company’s Common Stock on the New York Stock Exchange on the date of grant. The ISOs, NQSOs, Cash SARS (or Replacement Options, if applicable) are referred to herein as the “Equity Awards”. The Company will register the shares of Common Stock underlying the NQSOs on Form S-8 at its expense no later than 30 days following the execution of the Agreement.

Twenty five percent of the ISOs will vest on the date of grant, and an additional twenty-five percent will vest on each of the first, second and third anniversaries of the date of grant. The NQSOs will be immediately vested on the date of grant. 15,625 of the Cash SARs (or Replacement Options, as applicable), will vest on the last day of each month during the first consecutive 24 months of the original term of the Agreement (commencing March 31, 2013), and 9,375 of the Cash SARs (or Replacement Options, as applicable), will vest on the last day of each month during the subsequent consecutive 24 months. The Equity Awards generally expire on the tenth anniversary of the date of grant. The vesting schedule and the period of exercisability of the Equity Awards will be accelerated on the occurrence of specified events as described below.

Mr. Benaroya is entitled to participate in the Company’s employee benefit plans applicable to senior executives generally. In addition, Mr. Benaroya is entitled to director’s and officer’s liability insurance coverage during the term of his employment and for six years thereafter, providing coverage equal to at least current levels, or if greater, the coverage provided to any other present or former senior executive or director of the Company.

Pursuant to the terms of the Agreement, Mr. Benaroya is entitled to purchase from the Company, for a period of 30 open trading window days following the execution of the Agreement, up to 200,000 shares of the Company’s common stock (but in no event more than 1% of such common stock outstanding at the time of purchase) at fair market value at the time of purchase.

If the employment of Mr. Benaroya is terminated by the Company for Cause or by Mr. Benaroya without Good Reason (each as defined in the Agreement), he will be entitled to receive his base salary earned through the date of termination, bonus amounts under the ICBP earned for any prior year and not yet paid, and other vested amounts and benefits, if any, provided under applicable Company programs and policies in which he participated prior to the date of this Agreement (collectively, the “Accrued Benefits”). In addition, the unvested portion of any Equity Award will be cancelled or immediately forfeited, as applicable. If the employment of Mr. Benaroya is terminated by the Company for Cause, any unexercised vested portion of any Equity Award will generally remain exercisable for a period of 30 open trading window days following such termination (subject to extension to the extent the Company’s insider trading policy or applicable law prohibits the exercise of the Equity Award or the sale of the underlying shares at the end of such period). If the employment of Mr. Benaroya is terminated by Mr. Benaroya without Good Reason, the vested portion of any Equity Award will be generally exercisable for a period of 6 months following the termination date, or if later, until the 30th open trading window day following such termination (subject to extension as described above). Notwithstanding the foregoing, in no event will an Equity Award be exercisable after the expiration of its term.

In the event that the termination of the employment of Mr. Benaroya occurs as a result of the expiration of the Agreement at the end of its term, Mr. Benaroya will be entitled to the Accrued Benefits, as well as the prorated amount of the bonus to which he would otherwise have been entitled under the ICBP had his employment continued through the end of the relevant year, based upon actual achievement of the relevant performance goals (the “Prorated Bonus Amount”). In addition, the Equity Awards will remain exercisable for the remainder of their respective terms.

If the Company terminates the employment of Mr. Benaroya without Cause or he terminates his employment for Good Reason, Mr. Benaroya will be entitled to receive the Accrued Benefits, his base salary (without regard to any Sanctioned Decrease) for a period of nine months after the termination date, the Prorated Bonus Amount, the amount of COBRA premiums for Mr. Benaroya and his family for continued coverage under the Company’s medical and dental programs, if any during the nine-month period following the date of termination (the “COBRA Amount”), and continued coverage under the Company’s life insurance program for a period of nine months following the termination date. In order to receive such benefits (and the accelerated vesting of Equity Awards described below), Mr. Benaroya must execute a release, substantially in the form of Release attached to the Agreement. In addition, in the event of any such termination, the unvested portion of any Equity Award (as well as the unvested portion of any additional equity awards granted to Mr. Benaroya) will become immediately vested, and shall remain exercisable in accordance with their respective terms, provided that if the Company terminates the employment of Mr. Benaroya without Cause prior to the first anniversary of the commencement date of his employment, Mr. Benaroya will forfeit the last 250,000 of the Cash SARs (or Replacement Options, as applicable) that would have become vested if his employment had not been terminated, provided however, that no such forfeiture shall occur if a Change of Control occurs prior to the relevant termination date, or if Mr. Benaroya is terminated following discussion leading to a Change of Control or within six months prior to the consummation of a Change of Control.

If the employment of Mr. Benaroya is terminated by the Company as a result of his Disability (as defined in the Agreement), he will be entitled to receive the Accrued Benefits (including payments under the Company’s long-term disability insurance plan to the extent provided for therein), the Prorated Bonus Amount, the COBRA Amount, and continued coverage under the Company’s life insurance program for a period of nine months following the termination date. If the employment of Mr. Benaroya is terminated as a result of his death, his estate will be entitled to receive the Accrued Benefits and the Prorated Bonus Amount. In addition, the death benefit under the Company’s life insurance program shall be paid to his designated beneficiary (or his estate in the absence of such designation), and Mr. Benaroya’s family shall be entitled to reimbursement of the COBRA Amount. In the event that the employment of Mr. Benaroya is terminated as a result of his death or Disability, the unvested portion of any Equity Award (as well as the unvested portion of any additional equity awards granted to Mr. Benaroya) will become immediately vested to the same extent as if Mr. Benaroya had completed an additional two years of service after the date of termination, and shall remain exercisable for the shorter of one year following the date of termination and the remainder of their term.

If Mr. Benaroya’s employment is terminated by the Company without Cause or by Mr. Benaroya for Good Reason at any time on or after, or within six months before the occurrence of a Change of Control, Mr. Benaroya will be entitled to the payments and benefits described above with respect to such terminations, however, if outstanding Equity Awards and/or other Company equity awards issued to Mr. Benaroya are not assumed or converted into comparable awards with respect to the stock of the acquiring or successor company (or parent thereof), then immediately prior to such Change of Control, each such award, whether or not previously vested, will be converted into the right to receive cash, or at the election of Mr. Benaroya, consideration in a form that is pari passu with the form of the consideration payable to the Company’s shareholders in exchange for their shares (less any applicable exercise price). Any award that is not assumed or converted (as described above) may be canceled at the time of the Change of Control for no consideration if its per share exercise price is greater than such per share fair market value of the Company’s common stock.

In the event of the termination of the employment of Mr. Benaroya, he shall be under no obligation to seek other employment or otherwise mitigate damages, and there shall be no offset against any amounts due him under the Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

The Agreement includes a restriction against specified competitive activities during Mr. Benaroya’s employment by the Company and for a period of nine months thereafter and a non-solicitation agreement for a period of nine months following his termination, unless the termination of Mr. Benaroya’s employment results from the expiration of the Agreement at the end of its term.

The Agreement includes a provision that would, under specified circumstances and at Mr. Benaroya’s request, reduce the aggregate of amounts constituting a “parachute payment” under Section 280G(b)(2) of the Internal Revenue Code to an amount that will equal three times his base amount less $1.00.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.51 and incorporated by reference herein.

Section 8 — Other Events

Item 8.01 Other Events

On March 15, 2013, the Company issued a press release announcing the appointment of Mr. Benaroya as President and Chief Executive Officer of the Company.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.

10.51	Employment Agreement, dated March 14, 2013, between the Company and Raphael Benaroya.*

99.1	Press Release, dated March 15, 2013, announcing the appointment of Mr. Benaroya as President and Chief Executive Officer of the Company.

*	Management Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2013	KID BRANDS, INC.

	By:	/s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Document

10.51	Employment Agreement, dated March 14, 2013, between the Company and Raphael Benaroya.*

99.1	Press Release, dated March 15, 2013, announcing the appointment of Mr. Benaroya as President and Chief Executive Officer of the Company.

*	Management Contract

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